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                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [ ] Definitive proxy statement.

     [X] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                                 Sheldahl, Inc.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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                                     [logo]


                                 SHELDAHL, INC.

                         ------------------------------
                           PROXY STATEMENT SUPPLEMENT
                         ------------------------------


         On May 10, 2001, Sheldahl, Inc. ("Sheldahl" or the "Company") mailed proxy statements, proxy cards, annual reports and related material to shareholders for the Annual Meeting of Shareholders to be held on Tuesday, June 26, 2001 at 3:00 p.m., Eastern Time, at the Best Western Binghamton Regency Hotel and Conference Center, 225 Water Street, 1 Sarboro Square, Binghamton, New York.

         On May 23, 2001, Sheldahl, Inc. filed a Current Report on Form 8-K with the Securities and Exchange Commission to announce transactions which would have been disclosed in the section entitled "Certain Transactions and Change in Control" if the transactions had occurred before the proxy statement was mailed to shareholders.

         The following is a description of the transactions described in the Current Report on Form 8-K filed on May 23, 2001:

SUMMARY OF THE TRANSACTIONS

         On May 23, 2001, the Company has entered into a letter agreement (the "Letter Agreement") with Ampersand IV Limited Partnership, Ampersand IV Companion Fund Limited Partnership (collectively, "Ampersand") and Morgenthaler Venture Partners V, L.P. ("Morgenthaler" and, collectively with Ampersand, the "Investors") pursuant to which the Investors agreed to immediately undertake an evaluation of the possible acquisition by the Investors of the Company's vacuum deposited materials, unidirectional tape and specialty laminates, including Copper/PET and Copper/PEN used in the electronics industries (the "Materials Business"). Contemporaneous with the execution of the Letter Agreement, the Investors and Molex Incorporated ("Molex") extended $5,000,000 in financing to the Company, on the terms described below.

LETTER AGREEMENT

         Under the terms of the Letter Agreement, the Company and the Investors have agreed to proceed in good faith to negotiate a possible sale of the Materials Business. Any consummation of the purchase of the assets of the Materials Business is conditioned on agreement on price, and is subject to the finalization of a definitive acquisition agreement, the satisfactory completion of a due diligence investigation of Sheldahl's Material Business and the completion of a debt financing in the form of term debt and a revolver in favor of the Investors to fund a portion of the purchase price of the Materials Business, transaction costs and working capital.

         The Investors and the Company have agreed that until July 22, 2001 (the "Non-Exclusive Period"), the Company is free to engage in discussions with, solicit or consider proposals from, and enter into non-exclusive letters of intent or agreements with any party regarding acquisition


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and investment with respect to Materials Business assets. The Company may also provide information to such parties in connection with their due diligence investigation.

         If Sheldahl desires to enter into an exclusive relationship with a third party during the Non-Exclusive Period, Sheldahl may do so provided it pays the Investors' expenses related to the pursuit of a transaction, in an amount not to exceed $300,000 and arranges for the assignment and payment in full of the $5 million loan (described below). Upon consummation of any such agreement Sheldahl also must pay the Investors a fee of $900,000.

         After the Non-Exclusive Period, in the event the Company does not terminate the Letter Agreement during such Non-Exclusive Period, the Company then must negotiate exclusively with the Investors for a period of thirty days, until August 21, 2001.

         The Letter Agreement expires on August 21, 2001 (the "Termination Date"). In the event the Company terminates the Letter Agreement prior to its Termination Date, other than as the result of a breach by the Investors of a material provision of the Letter Agreement, the Company must pay the Investors $900,000, plus all of its out-of-pocket expenses and legal fees, not to exceed $300,000, and pay the $5 million loan (described below), subject to the Investors' and the Company's obligations under a Subordination Agreement with Wells Fargo Bank Minnesota, N.A.

         Whether or not a transaction is concluded with the Investors, the Company also must pay the Investors' expenses, not to exceed $300,000, unless the Investors breach their obligations in the Letter Agreement.

SUBORDINATED SECURED NOTES PURCHASE AGREEMENT

         Concurrent with entering into the Letter Agreement, Sheldahl executed a Subordinated Secured Notes Purchase Agreement (the "Debt Agreement") by and among Sheldahl, the Investors and Molex. Under the terms of the Debt Agreement, Morgenthaler, Ampersand and Molex (the "Purchasers") purchased $5,000,000 of 22% Senior Secured Subordinated Notes (the "Notes") ("the "Debt Investment").

         Under the terms of the Debt Agreement, interest compounds and is payable quarterly at the rate of 22% per annum. The Notes (and all accrued interest) are due and payable simultaneously with the repayment in full of all of the Company's obligations under its current Credit and Security Agreement with Wells Fargo Bank Minnesota, N.A. or earlier as provided therein. The Notes are secured by all of the non-real property assets of the Company and its subsidiaries. The Notes are subordinate to the obligations of the Company to Wells Fargo.

         In connection with the execution of the Debt Agreement, the Company agreed to pay the Purchasers a commitment fee of $500,000, such fee to be payable at the maturity date of the Notes.



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WHERE TO OBTAIN ADDITIONAL INFORMATION

         The foregoing description of the Letter Agreement and Subordinated Notes Purchase Agreement is not complete and is qualified in its entirety by reference to the agreements themselves, which were filed as exhibits to the Company's Form 8-K on May 23, 2001. A copy of the Company's Current Report on Form 8-K is available on the SEC's website , by visiting its public reference facilities or by writing to the SEC's Public Reference Section. Please call the SEC at 1-800-SEC-0330 for further information on the operation of public reference facilities.

VOTING AND REVOKING A PROXY

         Any proxy may be revoked at any time before it is voted by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting; if not so revoked, the shares represented by such proxy will be voted. The Company's principal offices are located at 1150 Sheldahl Road, Northfield, Minnesota 55057, and its telephone number is (507) 663-8000. The mailing to shareholders of the Company of this proxy statement supplement commenced on or about June 11, 2001.

         Under Minnesota law, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Annual Meeting of Shareholders will determine whether or not a quorum is present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of the matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.